Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel 212.832.3232

Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
(212) 446-9168

COHEN & STEERS REPORTS FOURTH QUARTER AND 2005 RESULTS

Assets Under Management Reach Record High of $20.5 Billion;
Record Annual Revenue and Profits

NEW YORK, NY, January 25, 2006 — Cohen & Steers, Inc. (NYSE: CNS) today reported net income of $8.3 million, or $0.21 per share (diluted and basic) for the quarter ended December 31, 2005, which includes a $0.03 per share after-tax, non-recurring charge attributable to the relocation of the Company’s corporate headquarters. In the comparable period in 2004, net income was $9.9 million, or $0.25 per share (diluted and basic). The 2004 results include a $0.06 per share after-tax benefit resulting from the reversal of non-cash, stock-based compensation expense. Total revenue was $37.4 million for the fourth quarter ended December 31, 2005, up 16.7% from $32.1 million in the 2004 period.

Net income for the year 2005 was $31.9 million, or $0.79 per diluted share and $0.80 per basic share, including the aforementioned $0.03 per share after-tax charge as well as the previously disclosed $0.02 per share tax expense in the second quarter attributable to a decrease in the Company’s net deferred tax asset, resulting from a change in the New York State tax law, and the $0.03 per share first quarter after-tax expense associated with the launch of four mutual funds. Total revenue was $146.2 million for the year ended December 31, 2005, up 28.1% from $114.1 million in 2004.

Assets Under Management

Assets under management reached a record $20.5 billion at December 31, 2005. This represents an increase of 1.6% from $20.2 billion at September 30, 2005 and an increase of 12.0% from $18.3 billion at December 31, 2004. The Company’s assets under management, excluding U.S. REIT common stocks, totaled $6.2 billion at December 31, 2005, an increase of 30.0% from $4.8 billion at December 31, 2004. “The growth outside of our U.S. REIT common stock portfolios highlights the success of our diversification strategies,” stated Robert Steers, co-chairman and co-chief executive of Cohen & Steers. “The investments we have made to expand our product offerings are beginning to pay off.”

During the quarter ended December 31, 2005, the Company recorded overall net inflows of $767 million led by $685 million of net inflows from institutional separate accounts. Open-end mutual funds had $8 million of net inflows, with net inflows of $132 million from international real estate securities more than offsetting net outflows from U.S. REIT funds. Closed-end mutual funds issued $74 million of preferred shares. For the year, the Company recorded net inflows of $1.4 billion with closed-end mutual funds and institutional separate accounts accounting for $829 million and $575 million, respectively. Open-end mutual funds had net outflows of $50 million.

Assets managed by Houlihan Rovers, the Company’s Brussels-based investment manager affiliate, increased 30.1% to $1.6 billion at December 31, 2005, from $1.2 billion at September 30, 2005, and increased 177.5% from $569 million at December 31, 2004. The Company’s assets under management at December 31, 2005 and September 30, 2005 included $543 million and $387 million, respectively, of assets sub-advised by Houlihan Rovers.

The Year In Review

“This has been a solid year for our Company,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “We ended the year with record assets under management and we recorded record annual revenue and profits. Further, we took steps toward greater diversification that should have a positive impact on our future growth. Our first full year as a public company was filled with many notable accomplishments.” These include:

Diversification of Product Offerings

•	Launched Cohen & Steers International Realty Fund, the Company’s first international open-end real estate mutual fund, which had $279 million in net inflows since its inception on March 31, 2005.

•	Launched Cohen & Steers Worldwide Realty Income Fund, the Company’s first global closed-end real estate mutual fund, which raised $437 million, including the issuance of preferred shares.

•	Launched Cohen & Steers Dividend Majors Fund, the Company’s first diversified portfolio of high-income stocks, which raised $244 million.

•

Added a large cap value portfolio management team headed by Richard E. Helm and launched Cohen & Steers Dividend Value Fund, expanding the Company’s portfolio strategies to the largest segment of the high-income equity markets.

•	Established an office in Hong Kong to support the global real estate securities investment management activities of Cohen & Steers and Houlihan Rovers.

Expansion of Sales and Distribution Organization

•	Added Stephen Dunn as director of institutional marketing with oversight for the Company’s sales and marketing efforts to institutional investors and consultants globally.

•	Appointed Ambassador Funds Management Services as the Company’s exclusive representative to market its institutional investment services to potential investors in Australia and New Zealand.

•	Expanded the Company’s retail sales and support capabilities.

Improvement in Infrastructure to Accommodate Growth

•

Added Matthew S. Stadler, a securities industry executive who has more than 25 years of combined financial, operational and business experience at both private and public companies, as executive vice president and chief financial officer.

•	Built out the Company’s finance and investment administration departments and other operational areas to enhance management’s ability to analyze and grow its businesses.

•

Relocated the Company’s corporate headquarters to 280 Park Avenue to accommodate an expanded workforce resulting from an increase in headcount, from 78 full time employees at the end of 2004 to 117 at the end of 2005, and to create a working environment that further enhances the ability to recruit high caliber employees.

Asset Management Segment

Total revenue for the asset management segment was $35.4 million for the three months ended December 31, 2005, an increase of 16.0% from $30.6 million in the 2004 period. Pretax income was $13.9 million for the three months ended December 31, 2005, down 21.5% from $17.7 million in the fourth quarter of 2004. Assets under management reached $20.5 billion at December 31, 2005, a 12.0% increase from December 31, 2004. This year over year increase resulted from net inflows of $1.4 billion combined with market appreciation of $836 million.

Investment performance remained strong throughout the Company’s portfolio strategies. Six out of eight of the Company’s open-end mutual funds outperformed their respective benchmark*. Three of the four open-end mutual funds that are eligible for Morningstar ratings have four or five stars**. Two of the Company’s newest open-end mutual funds, Cohen & Steers International Realty Fund and Cohen & Steers Utility Fund had total assets of $475 million at December 31, 2005 and had net inflows of $396 million during the year.

Institutional separate accounts had net inflows of $685 million during the quarter ended December 31, 2005. For the year, institutional separate accounts had net inflows of $575 million resulting from seven net new accounts.

Houlihan Rovers recorded net income of $478,000 during the quarter ended December 31, 2005, compared with $570,000 for the quarter ended September 30, 2005. The Company records 50% of Houlihan Rovers’ net income. The decline in net income was due to an increase in local taxes as Houlihan Rovers’ net operating loss carry forwards have been fully utilized.

Investment Banking Segment

Total revenue for the investment banking segment was $2.2 million for the three months ended December 31, 2005 compared with $1.5 million in the 2004 period and $1.2 million in the third quarter of 2005. The investment banking segment had its second best full year ever, recording $11.8 million in revenue for the year ended December 31, 2005, up from $8.1 million in the 2004 period. Investment banking revenue was generated in connection with financial advisory and capital raising transactions. The revenue from investment banking activity is dependent on the completion of transactions, the timing of which cannot be predicted.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, January 26, 2006 at 11:00 a.m. Eastern Time to discuss the Company’s fourth quarter and 2005 results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international); PIN: 6939788. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on January 26, 2006 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 6939788. Internet access to the webcast, which includes audio (listen-only), will be available on the Company’s website at cohenandsteers.com under “Corporate Info.” The webcast will be archived on Cohen & Steers’ website for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, international real estate securities, preferred securities, utilities and large cap value stocks. Headquartered in New York City, the firm serves individual and institutional investors through a wide range of open-end mutual funds, closed-end mutual funds and separate accounts.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is accessible on the Securities and Exchange Commission’s website at http://www.sec.gov and on Cohen & Steers website at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Performance Notes

As with any investment, the price of a fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objectives, risks, charges and expenses of a fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7848 or visit cohenandsteers.com for a prospectus. Please read the prospectus carefully before investing. Cohen & Steers Securities, LLC is the distributor of the fund.

There are special risks associated with investing in the funds. The value of common stocks and other equity securities will fluctuate in response to developments concerning the company, political and regulatory circumstances, the stock market, and the economy. In the short-term, stock prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments. These developments can affect a single company, all companies within the same industry, economic sector or geographic region, or the stock market as a whole. Dividend paying stocks may be particularly sensitive to changes in market interest rates, and prices may decline as rates rise. Risks of investing in real estate securities include falling property values due to increasing vacancies or declining rents resulting from economic, legal, or technological developments. Risks of investing in preferred securities include (i) deferral and omission of distributions, (ii) subordination to bonds and other debt securities, (iii) limited liquidity, (iv) limited voting rights, and (v) interest rate risk. Risks of investing in utility securities include (i) government regulation of rates charged to customers, (ii) costs associated with compliance and changes in environmental and other regulations, (iii) increased competition and potential losses resulting from a regulatory environment, and (iv) technological innovations that may render existing plants, equipment or other products obsolete. Special risks of investing in foreign securities include (i) currency fluctuations, (ii) lower liquidity, (iii) political and economic uncertainties, and (iv) differences in accounting standards. Some international securities may represent small- and medium-sized companies, which may be more susceptible to price volatility and less liquidity than larger companies. As a non-diversified fund, it may be subject to greater risk of loss than a fund that has a diversified portfolio.

The shares of closed-end funds may trade at a premium or discount to their net asset value. Some funds have had fees waived and/or expenses reimbursed by their advisor during certain periods presented above. Absent such waivers and reimbursements, returns would have been lower for those funds. Returns for various share classes will vary based on differing expense structures.

* Cohen & Steers Realty Income Fund- class A shares had annualized returns excluding sales charges of 6.70% for the one-year period ended December 31, 2005, 17.29% for the five year period ended December 31, 2005 and 12.26% since its inception on September 2, 1997. Cohen & Steers Realty Income Fund- class A shares had annualized returns including sales charges of 1.90% for the one-year period ended

December 31, 2005, 16.21% for the five year period ended December 31, 2005 and 11.64% since its inception on September 2, 1997.

Cohen & Steers Utility Fund- class A shares had annualized returns excluding sales charges of 13.33% for the one-year period ended December 31, 2005 and 21.30% since its inception on April 30, 2004. Cohen & Steers Utility Fund- class A shares had annualized returns including sales charges of 8.23% for the one-year period ended December 31, 2005 and 18.00% since its inception on April 30, 2004.

Cohen & Steers Dividend Value Fund- class A shares returned 3.88%, excluding sales charges, since its inception on August 31, 2005. Cohen & Steers Dividend Value Fund- class A shares returned –0.86%, including sales charges, since its inception on August 31, 2005.

Cohen & Steers International Realty Fund- class A shares returned 16.88%, excluding sales charges, since its inception on March 31, 2005. Cohen & Steers International Realty Fund- class A shares returned 11.62%, including sales charges, since its inception on March 31, 2005.

Class A shares are subject to a maximum 4.5% sales charge; returns for other share classes will differ due to differing expense structures.

The advisor to Cohen & Steers Utility Fund, Cohen & Steers International Realty Fund and Cohen & Steers Dividend Value Fund has waived fees and/or reimbursed expenses for these funds. Without these arrangements, returns would have been lower.

Cohen & Steers Realty Focus Fund- class I shares had annualized returns of 14.41% for the one-year period ended December 31, 2005, 21.64% for the five year period ended December 31, 2005 and 14.90% since its inception on May 8, 1997.

Cohen & Steers Realty Focus Fund performance information presented is for the class I shares only and therefore does not reflect the higher expenses or sales charges of the other classes. The advisor to the fund has waived fees and/or reimbursed expenses of the fund. Without this arrangement, returns would have been lower.

Cohen & Steers Realty Shares had annualized returns of 14.89% for the one-year period ended December 31, 2005, 19.01% for the five year period ended December 31, 2005 and 15.61% for the ten year period ended December 31, 2005.

Cohen & Steers Institutional Realty Shares had annualized returns of 14.70% for the one-year period ended December 31, 2005, 19.14% for the five year period ended December 31, 2005 and 21.31% since its inception on February 14, 2000.

Cohen & Steers VIF Realty Fund returned 19.37% since its inception on March 4, 2005. The advisor to Cohen & Steers VIF Realty Fund has waived fees and/or reimbursed expenses. Without this arrangement, returns would have been lower. Individuals may not purchase shares directly from the fund and the fund’s shares are offered only to separate accounts established by insurance companies (participating insurance companies) to fund variable annuity contracts (VA contracts). The VA contracts are described in separate prospectuses issued by the participating insurance companies.

Performance data quoted represents past performance. Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Performance data current to the most recent month-end can be obtained by visiting our website at www.cohenandsteers.com. Returns are historical and include change in share price and reinvestment of all distributions.

** For the periods ended December 31, 2005, Cohen & Steers Realty Focus Fund - class I shares was rated 5 stars for the three-year period ended and 5 stars for the five-year period. For the periods ended December 31, 2005, Cohen & Steers Realty Shares was rated 4 stars for the three-year period ended, 3 stars for the five-year period and 4 stars for the 10-year period, with an overall rating of 4 stars. For the periods ended December 31, 2005, Cohen & Steers Institutional Realty Shares was rated 4 stars for the three-year period and 3 stars for the five-year period, with an overall rating of four stars. Morningstar proprietary ratings reflect historical risk-adjusted performance for funds with at least a 3-year performance history and are subject to change every month.

Morningstar RatingsTM are calculated from a fund’s three-, five-, and ten-year average annual returns in excess of the 90-day U.S. Treasury bill returns, with appropriate fee adjustments, and a risk factor that reflects performance below the 90-day Treasury bill return. Within each asset class the top 10% of funds receive 5 stars (Highest); the next 22.5% receive 4 stars (Above Average); the middle 35% earn 3 stars (Average); the next 22.5% receive 2 stars (Below Average); and the bottom 10% get 1 star (Lowest). The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Copyright 2005 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. The number of U.S.-domiciled funds tracked by Morningstar in the Specialty-Real Estate category for periods ended December 31, 2005 are as follows: 191 funds for the three-year period, 143 funds for the five-year period, and 41 funds for the ten-year period.

# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
For the Periods Ending
(in thousands, except per share data)

	Three Months Ended			% Change From

	December 31, 2005	September 30, 2005	December 31, 2004	September 30, 2005	December 31, 2004

Revenue
Investment advisory and administration fees	$31,463	$31,402	$26,770
Distribution and service fee revenue	3,014	3,122	2,904
Portfolio consulting and other	730	720	872
Investment banking fees	2,205	1,187	1,509

Total revenue	37,412	36,431	32,055	2.7%	16.7%

Expenses
Employee compensation and benefits	8,306	10,154	2,967
Distribution and service fee expenses	7,524	7,838	6,273
General and administrative	6,900	5,195	4,058
Depreciation and amortization	2,139	1,380	1,389
Amortization, deferred commissions	734	826	944

Total expenses	25,603	25,393	15,631	0.8%	63.8%

Operating income	11,809	11,038	16,424	7.0%	(28.1%)

Non-operating income (expense)
Interest and dividend income	1,390	877	726
Gain from sale of marketable securities	558	827	—
Gain from sale of property and equipment	—	289	—
Foreign currency transaction loss	(22)	(33)	—
Interest expense	—	(54)	(21)

Total non-operating income	1,926	1,906	705	1.0%	173.2%

Income before provision for income taxes and equity in earnings of affiliate	13,735	12,944	17,129	6.1%	(19.8%)
Provision for income taxes	5,630	5,226	7,202
Equity in earnings of affiliate	239	285	19

Net income	$8,344	$8,003	$9,946	4.3%	(16.1%)

Earnings per share
Basic	$0.21	$0.20	$0.25	4.2%	(16.3%)

Diluted	$0.21	$0.20	$0.25	4.3%	(16.9%)

Weighted average shares outstanding
Basic	39,982	39,980	39,888

Diluted	40,393	40,371	40,015

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

Cohen & Steers, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
For the Years Ending
(in thousands, except per share data)

	Year Ended		% Change From

	December 31, 2005	December 31, 2004 (1)	December 31, 2004

Revenue
Investment advisory and administration fees	$119,195	$92,847
Distribution and service fee revenue	11,955	10,150
Portfolio consulting and other	3,245	3,008
Investment banking fees	11,823	8,108

Total revenue	146,218	114,113	28.1%

Expenses
Employee compensation and benefits	36,269	73,973
Distribution and service fee expenses	29,385	22,475
General and administrative	23,300	12,974
Depreciation and amortization	6,283	2,843
Amortization, deferred commissions	3,359	4,239

Total expenses	98,596	116,504	*

Operating income	47,622	(2,391)	*

Non-operating income (expense)
Interest and dividend income	3,622	1,241
Gain from sale of marketable securities	2,534	—
Gain from sale of property and equipment	289	—
Foreign currency transaction loss	(86)	—
Interest expense	(102)	(132)

Total non-operating income	6,257	1,109	*

Income before provision for income taxes and equity in earnings of affiliate	53,879	(1,282)	*
Provision for income taxes	22,880	(8,551)
Equity in earnings of affiliate	922	19

Net income	$31,921	$7,288	*

Earnings per share
Basic	$0.80	$0.23	*

Diluted	$0.79	$0.23	*

Weighted average shares outstanding
Basic	39,991	31,816

Diluted	40,324	31,942

(1) Prior to August 17, 2004, the Company was a privately held S-Corporation.
Certain prior period amounts have been reclassified to conform with the current period’s presentation.

*Not comparable

Cohen & Steers, Inc. and Subsidiaries
Selected Segment Financial Data (Unaudited)
For the Periods Ending
(in thousands)

	Three Months Ended			% Change From

	December 31, 2005	September 30, 2005	December 31, 2004	September 30, 2005	December 31, 2004

Asset Management
Total revenue, including equity in earnings of affiliate	$35,446	$35,529	$30,565	(0.2%)	16.0%
Total expenses	(23,353)	(23,693)	(13,527)	(1.4%)	72.6%
Net non-operating income	1,835	1,838	685	(0.2%)	167.9%

Income before provision for income taxes	$13,928	$13,674	$17,723	1.9%	(21.4%)

Investment Banking
Total revenue	$2,205	$1,187	$1,509	85.8%	46.1%
Total expenses	(2,250)	(1,700)	(2,104)	32.4%	6.9%
Net non-operating income	91	68	20	33.8%	355.0%

Income (loss) before provision for income taxes	$46	$(445)	$(575)	**	**

Total
Total revenue, including equity in earnings of affiliate	$37,651	$36,716	$32,074	2.5%	17.4%
Total expenses	(25,603)	(25,393)	(15,631)	0.8%	63.8%
Net non-operating income	1,926	1,906	705	1.0%	173.2%

Income before provision for income taxes	$13,974	$13,229	$17,148	5.6%	(18.5%)

	Year Ended		% Change From

	December 31, 2005	December 31, 2004 (1)	December 31, 2004

Asset Management
Total revenue, including equity in earnings of affiliate	$135,317	$106,024	27.6%
Total expenses	(89,335)	(106,145)	*
Net non-operating income	6,017	1,059	*

Income before provision for income taxes	$51,999	$938	*

Investment Banking
Total revenue	$11,823	$8,108	45.8%
Total expenses	(9,261)	(10,359)	*
Net non-operating income	240	50	*

Income (loss) before provision for income taxes	$2,802	$(2,201)	*

Total
Total revenue, including equity in earnings of affiliate	$147,140	$114,132	28.9%
Total expenses	(98,596)	(116,504)	*
Net non-operating income	6,257	1,109	*

Income (loss) before provision for income taxes	$54,801	$(1,263)	*

(1) Prior to August 17,2004, the Company was a privately held S-Corporation.

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

*Not comparable
**Not meaningful

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
For the Periods Ending
(in millions)

	Three Months Ended			% Change From

	December 31, 2005	September 30, 2005	December 31, 2004	September 30, 2005	December 31, 2004

Closed-End Mutual Funds
Assets under management, beginning of period	$10,085	$10,007	$8,005

Inflows	74	—	361
Market appreciation (depreciation)	(485)	78	618

Total increase (decrease)	(411)	78	979

Assets under management, end of period	$9,674	$10,085	$8,984	(4.1%)	7.7%

Open-End Mutual Funds
Assets under management, beginning of period	$5,596	$5,428	$4,465

Inflows	439	448	397
Outflows	(431)	(399)	(333)

Net inflows	8	49	64
Market appreciation (depreciation)	(13)	119	670

Total increase (decrease)	(5)	168	734

Assets under management, end of period (1)	$5,591	$5,596	$5,199	(0.1%)	7.5%

Institutional Separate Accounts
Assets under management, beginning of period	$4,479	$4,428	$3,597

Inflows	864	83	130
Outflows	(179)	(197)	(205)

Net inflows (outflows)	685	(114)	(75)
Market appreciation	62	165	596

Total increase	747	51	521

Assets under management, end of period	$5,226	$4,479	$4,118	16.7%	26.9%

Total
Assets under management, beginning of period	$20,160	$19,863	$16,067

Inflows	1,377	531	888
Outflows	(610)	(596)	(538)

Net inflows (outflows)	767	(65)	350
Market appreciation (depreciation)	(436)	362	1,884

Total increase	331	297	2,234

Assets under management, end of period (1)	$20,491	$20,160	$18,301	1.6%	12.0%

(1) As of December 31, 2005 and September 30, 2005, assets under management included $543 million and $387 million, respectively, of assets sub-advised by Houlihan Rovers.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
For the Years Ending
(in millions)

	Year Ended		% Change From

	December 31, 2005	December 31, 2004	December 31, 2004

Closed-End Mutual Funds
Assets under management, beginning of period	$8,984	$4,791

Inflows	829	3,292
Market appreciation (depreciation)	(139)	901

Total increase	690	4,193

Assets under management, end of period	$9,674	$8,984	7.7%

Open-End Mutual Funds
Assets under management, beginning of period	$5,199	$3,897

Inflows	1,726	1,395
Outflows	(1,776)	(1,296)

Net inflows (outflows)	(50)	99
Market appreciation	442	1,203

Total increase	392	1,302

Assets under management, end of period (1)	$5,591	$5,199	7.5%

Institutional Separate Accounts
Assets under management, beginning of period	$4,118	$2,992

Inflows	1,215	490
Outflows	(640)	(492)

Net inflows (outflows)	575	(2)
Market appreciation	533	1,128

Total increase	1,108	1,126

Assets under management, end of period	$5,226	$4,118	26.9%

Total
Assets under management, beginning of period	$18,301	$11,680

Inflows	3,770	5,177
Outflows	(2,416)	(1,788)

Net inflows	1,354	3,389
Market appreciation	836	3,232

Total increase	2,190	6,621

Assets under management, end of period (1)	$20,491	$18,301	12.0%

(1) As of December 31, 2005, assets under management included $543 million of assets sub-advised by Houlihan Rovers.